EXHIBIT 99.1

Steinway Reports Q1 2009 Results

EPS $0.12

WALTHAM, MA — May 5, 2009 — Steinway Musical Instruments, Inc. (NYSE: LVB) today reported results for the quarter ended March 31, 2009.  The Company generated earnings of $0.12 per share.

“As expected, this was a very challenging quarter for our business,” said Dana Messina, Chief Executive Officer.  “The economic climate for our products was dreadful, but the sales decline was in line with our estimates.  We exercised tight control over discretionary spending and will continue to look for additional savings as we move forward.  With the credit markets’ decline, we were able to repurchase nearly $11 million of our bonds this quarter at a significant discount.”

First Quarter Results

•      Sales of $70 million, down 26%

•      Gross margin decreased to 26.6% from 29.1%

•      Operating expenses reduced $4 million, or 17%

•      Net income of $1 million, down 49%, which includes a gain on debt extinguishment

•      Diluted earnings per share of $0.12, down 48%

Balance Sheet Highlights

•      Cash of $27 million

•      Revolver availability of over $86 million

•      Working capital of $223 million

Outlook

Mr. Messina said, “In the second quarter, we anticipate continued softness in band instrument sales.  We expect our back-to-school season in the third quarter to be better and are building inventories to meet the expected customer demand.  Our new products are gaining traction in the marketplace; we are excited about their prospects and expect them to do well for us beginning in 2010.”

“Piano sales have been dismal as dealers struggle with low traffic, a general lack of affordable financing and excess inventories,” said Messina.  “We expect continued soft sales during the next few quarters until dealers gain more confidence that consumer demand is improving.  Given the conditions, we have further reduced factory headcount, lowered production rates and reduced production days at both of our piano plants. We have aggressively reduced staff headcount and salaries to keep our expenses in line with sales.  Looking forward, we believe that we can adapt to this new expense structure and increase profitability as demand recovers.”

Messina continued, “Our balance sheet remains strong.  We are using a cautious approach to credit and we have not been required to increase reserves for any significant accounts.  We are well positioned to endure the current environment.”

Segment Information

Band Segment

•      Sales of $33 million, down 17%

•      Gross margin decreased to 20.9% from 21.6%

•      Operating expenses reduced 28%

Piano Segment

•      Sales of $37 million, down 32%

•      Gross margin decreased to 31.6% from 34.5%

•      Operating expenses reduced 13%

Conference Call

Management will be discussing the Company’s first quarter results as well as its outlook for the remainder of 2009 on a conference call today beginning at 5:00 p.m. ET.  A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.  Through its online music retailer, ArkivMusic, the Company also distributes classical music recordings.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are either out of operating management’s control or are otherwise unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers.

The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation and amortization. The Company’s domestic credit agreement, which provides for borrowings up to $110.0 million and is a material credit agreement to the Company, contains a minimum Fixed Charge Coverage Ratio which is based on Adjusted EBITDA. A minimum ratio of 1.1 to 1.0 is required to be met if the Company has had less than $20.0 million of availability on its line of credit in the last thirty days. At the end of the most recent period the Company had remaining borrowing availability on the line of credit of $86.1 million (net of letters of credit) and therefore this covenant did not apply. Should this covenant apply and not be met, the Company could be required to make immediate repayment of its line of credit borrowings, if it were unable to obtain a waiver from the lenders.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; fluctuations in effective tax rates resulting from shifts in sources of income; and the ability to successfully operate acquired businesses.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	3/31/2009	3/31/2008
Net sales	$69,991	$94,186
Cost of sales	51,382	66,794
Gross profit	18,609	27,392
	26.6%	29.1%

Operating expenses:
Sales and marketing	10,034	13,051
Provision for doubtful accounts	586	353
General and administrative	7,454	8,583
Amortization	335	198
Other operating expenses	251	403
Total operating expenses	18,660	22,588

(Loss) income from operations	(51)	4,804
Interest income	(562)	(952)
Interest expense	3,084	3,109
Other income, net	(3,992)	(673)
Income before taxes	1,419	3,320
Income tax provision	414	1,345
Net income	$1,005	$1,975

Earnings per share - basic	$0.12	$0.23
Earnings per share - diluted	$0.12	$0.23
Weighted average common shares - basic	8,533	8,579
Weighted average common shares - diluted	8,535	8,655

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	3/31/2009	3/31/2008	12/31/2008
Cash	$26,753	$30,750	$44,380
Receivables, net	53,147	70,521	60,581
Inventories, net	170,155	162,933	166,508
Other current assets	26,523	24,606	25,798
Total current assets	276,578	288,810	297,267

Property, plant and equipment, net	88,774	94,158	88,708
Other assets	66,404	78,739	67,343
Total assets	$431,756	$461,707	$453,318

Debt	$2,021	$2,508	$3,325
Other current liabilities	50,287	64,454	59,229
Total current liabilities	52,308	66,962	62,554

Long-term debt	174,490	168,305	183,425
Other liabilities	49,891	55,282	50,258
Stockholders’ equity	155,067	171,158	157,081
Total liabilities and stockholders’ equity	$431,756	$461,707	$453,318

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 3/31/09
	GAAP	Adjustments		Adjusted
Band sales	$32,712	$—		$32,712
Piano sales	37,279	—		37,279
Total sales	69,991	—		69,991

Band gross profit	6,845	—		6,845
Piano gross profit	11,764	—		11,764
Total gross profit	18,609	—		18,609

Band GM %	20.9%			20.9%
Piano GM %	31.6%			31.6%
Total GM %	26.6%			26.6%

Operating expenses	18,660	—		18,660

(Loss) from operations	(51)	—		(51)

Interest expense, net	2,522	—		2,522
Other (income) expense, net	(3,992)	3,434	(1)	(558)

Income (loss) before income taxes	1,419	(3,434)		(2,015)

Income tax provision (benefit)	414	(721	)(2)	(307)

Net income (loss)	$1,005	$(2,713)		$(1,708)

Earnings (loss) per share - basic	$0.12			$(0.20)
Earnings (loss) per share - diluted	$0.12			$(0.20)
Weighted average common shares - basic	8,533			8,533
Weighted average common shares - diluted	8,535			8,533

	Three Months Ended 3/31/08
	GAAP	Adjustments		Adjusted
Band sales	$39,500	$—		$39,500
Piano sales	54,686	—		54,686
Total sales	94,186	—		94,186

Band gross profit	8,525	432	(3)	8,957
Piano gross profit	18,867	—		18,867
Total gross profit	27,392	432		27,824

Band GM%	21.6%			22.7%
Piano GM%	34.5%			34.5%
Total GM%	29.1%			29.5%

Operating expenses	22,588	—		22,588

Income from operations	4,804	432		5,236

Interest expense, net	2,157	—		2,157
Other (income) expense, net	(673)	636	(1)	(37)

Income before income taxes	3,320	(204)		3,116

Income tax provision	1,345	(78	)(2)	1,267

Net income	$1,975	$(126)		$1,849

Earnings per share - basic	$0.23			$0.22
Earnings per share - diluted	$0.23			$0.21
Weighted average common shares - basic	8,579			8,579
Weighted average common shares - diluted	8,655			8,655

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects a gain on early extinguishment of debt.

(2) Reflects the tax effect of Adjustments.

(3) Reflects costs (primarily employee severance) associated with a plant closure.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended
	3/31/2009	3/31/2008
Cash flows from operating activities	$(9,100)	$(2,279)
Changes in operating assets and liabilities	9,622	5,883
Stock based compensation expense	(269)	(245)
Income tax provision, net of deferred tax benefit	1,093	2,642
Net interest expense	2,522	2,157
Provision for doubtful accounts	(586)	(353)
Other	(91)	(279)
Non-recurring, infrequent or unusual cash charges	—	432
Adjusted EBITDA	$3,191	$7,958

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended
	3/31/2009	3/31/2008
Net income	$1,005	$1,975
Income tax provision	414	1,345
Net interest expense	2,522	2,157
Depreciation	2,349	2,487
Amortization	335	198
Non-recurring, infrequent or unusual items	(3,434)	(204)
Adjusted EBITDA	$3,191	$7,958